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                                                                   EXHIBIT 10.36

                        LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of February 4, 1997, by and between InnerDyne, Inc. ("Borrower") whose address is 1244 Reamwood Avenue, Sunnyvale, CA 94089, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

     1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated February 23, 1995, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00)(the "Revolving Facility") and a Term Facility in the original principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), however, capped at Two Hundred Thousand and 00/100 Dollars ($200,000.00) for the purchase of any non-standard equipment (the "Term Facility No. 1"). The Loan Agreement has been modified pursuant to an Amendment to Loan and Security Agreement dated February 29, 1996, which provided for, among other things, a new Term Facility in the original principal amount of Seven Hundred Fifty Thousand Dollars and 00/100 Dollars, ($750,000.00), however, capped at Two Hundred Thousand and 00/100 Dollars ($200,000.00) for the purchase of non-standard equipment (the "Term Facility No. 2"). The Loan Agreement has been further modified pursuant to a Loan Modification Agreement dated October 24, 1996, which provided for, among other things, an increase for the purchase of non-standard equipment cap under Term Facility No. 2 to Five Hundred Thousand and 00/100 ($500,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

     2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a Collateral Assignment, Patent Mortgage and Security Agreement dated February 23, 1995.

     Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents."

     3.  DESCRIPTION OF CHANGE IN TERMS.

         A.  Modification(s) to the Loan Agreement.

             1.  "Maturity Date" means June 30, 1999.

         B.  Modification(s) to Term Facility No. 2.

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             1.  The "Equipment Availability Date" in Section 2.1.2(a) shall mean May 21, 1997.

             2. The last sentence in Section 2.1.2(b) is amended to read as follows:

             All unpaid Equipment Advances shall be due and payable on November 21, 2000 (the "Term Facility No. 2 Maturity Date").

     4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Existing Loan Documents.

     6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

INNERDYNE, INC.                        SILICON VALLEY BANK


By: /s/ Robert A. Stern                By: /s/ Kevin J. Conway
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Name: Robert A. Stern                  Name: Kevin J. Conway
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Title: VP Chief Financial Officer      Title: Assistant Vice President
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